Exhibit 21

United Continental Holdings, Inc. and United Airlines, Inc. Subsidiaries

(as of February 18, 2016)

Entity	Jurisdiction of Incorporation

United Continental Holdings, Inc.	Delaware

Wholly-owned subsidiaries*:

United Airlines, Inc.	Delaware
• Air Wis Services, Inc.	Wisconsin
• Air Wisconsin, Inc.	Delaware
• Domicile Management Services, Inc. **	Delaware
• Air Micronesia, Inc.	Delaware
• Continental Micronesia, Inc.	Delaware
• CAL Cargo, S.A. de C.V.**	Mexico
• CALFINCO Inc.	Delaware
• Century Casualty Company	Vermont
• Continental Airlines de Mexico, S.A.**	Mexico
• Continental Airlines Domain Name Limited	England
• Continental Airlines Finance Trust II	Delaware
• Continental Airlines Fuel Purchasing Group, LLC	Delaware
• Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware
• Continental Airlines Purchasing Holdings LLC	Delaware
• Continental Airlines Purchasing Services LLC**	Delaware
• Continental Express, Inc.	Delaware
• Covia LLC**	Delaware
• Mileage Plus Holdings, LLC	Delaware
• MPH I, Inc.	Delaware
• Mileage Plus Marketing, Inc.	Delaware
• Mileage Plus, Inc.	Delaware
• Presidents Club of Guam, Inc.	Delaware
• United Aviation Fuels Corporation	Delaware
• United Airlines Business Private Services Limited**	India
• United Ground Express, Inc.	Delaware
• United Vacations, Inc.	Delaware
• UAL Benefits Management, Inc.	Delaware

*	Subsidiaries of United Continental Holdings, Inc. are wholly owned unless otherwise indicated
**	Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Airlines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by United Airlines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.9997% owned by United Airlines, Inc. and .0003% owned by private entities. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by United Airlines, Inc. Covia LLC currently owns an approximately 56% equity interest in the Galileo Japan Partnership, a Delaware general partnership. United Airlines Business Private Services Limited is 99.99% owned by United Airlines, Inc. and 0.01% owned by David Kinzelman, on behalf of United Airlines, Inc.